                                    EXHIBIT 1

                                    SAMARNAN

                             INVESTMENT CORPORATION

                               MID-YEAR REPORT TO
               SHAREHOLDERS FOR THE SIX MONTHS ENDED JUNE 30, 2004

                         SAMARNAN INVESTMENT CORPORATION
                    P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

SAMARNAN INVESTMENT CORPORATION

REPORT OF SHAREHOLDERS' MEETING

THE ANNUAL MEETING OF THE SHAREHOLDERS OF SAMARNAN INVESTMENT CORPORATION WAS held on April 27, 2004 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF& Co., L.L.P. as the independent certified public accountants for the Company for the current year. The results of the voting on these matters are shown below:

           PROPOSAL                                    FOR                WITHHELD
           --------                                    ---                --------
(1) Election of Directors
       Nancy Walls Devaney                           1,169,328               -0-
       Joseph A. Monteleone                          1,169,328               -0-
       Martha Walls Murdoch                          1,169,328               -0-
       Steve Sikes                                   1,169,328               -0-
       Roland Walden                                 1,169,328               -0-
       George S. Walls, Jr.                          1,169,328               -0-
       Tolbert F. Yater, III                         1,169,328               -0-

                                                        FOR                AGAINST       ABSTAIN
                                                        ---                -------       -------
(2) Ratification of CF & Co., L.L.P.                 1,169,328               -0-            -0-


TOTAL SHARES OUTSTANDING   1,201,768


ADDITIONAL INFORMATION

During the six months ended June 30, 2004, the Company paid to its directors as regular compensation $3,900 ($300 per meeting attended) and $6,500 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm's accounting services. No other fees or compensation were paid by the Company to any director or officer of the Company or their affiliates during such six-month period.

The Company's purchase of investment securities in its portfolio during the six months ended June 30, 2004, totaled $1,775,272 and sales of its securities during the period totaled $1,726,926. Total investments at June 30, 2004 were $18,986,748.

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                  June 30, 2004

Assets:
  Cash
  Investments in securities at market (cost, net of                                                  $    107,858
   amortization of bond premiums $16,926,355)                                                          18,986,748
   Accrued interest and dividends receivable                                                              161,133
                                                                                                     ------------
    Total Assets                                                                                       19,255,739

Liabilities:
  Accounts payable                                                                                         25,904
                                                                                                     ------------
    Total Liabilities                                                                                      25,904
                                                                                                     ------------
    Net assets applicable to outstanding capital shares, equivalent to $16.00 per share              $ 19,229,835
                                                                                                     ============

Source of Net Assets:
      Capital shares - authorized 2,000,000 shares of $1.00 par value; outstanding 1,201,768 shares  $  1,201,768
      Unrealized appreciation of investments                                                            2,060,393
      Undistributed net investment income                                                                 726,543
      Undistributed capital gain                                                                         (565,178)
      Retained earnings at April 29, 1978, commencement of operations as an investment company         15,806,309
                                                                                                     ------------

                                                                                                     $ 19,229,835
                                                                                                     ============

                      See accompanying accountant's report.

                        SAMARNAN INVESTMENT CORPORATION
                            Statements of Operations
                    Six Months Ended June 30, 2004 and 2003

                                                                                   2004             2003
                                                                                -----------     -----------
Investment Income:
  Interest                                                                      $   277,862     $   311,427
  Dividends                                                                         102,358          88,579
                                                                                -----------     -----------
    Total income                                                                    380,220         400,006
                                                                                -----------     -----------
Expenses:

    Advisory fees                                                                    45,359          38,848
    Legal & professional                                                             37,075          24,150
    Audit fee                                                                        16,745          14,000
    Director fees                                                                     3,900           3,900
    Custodian fee                                                                     6,000           6,000
    Administrative fee                                                                6,428           4,420
    Franchise tax                                                                     1,885           1,187
    Office & printing                                                                 1,627           2,751
    Insurance                                                                           461               0
                                                                                -----------     -----------
      Total expenses                                                                119,480          95,256
                                                                                -----------     -----------
      Net investment income                                                         260,740         304,750
                                                                                -----------     -----------
Realized and unrealized gain (loss) on investments:
  Realized gain (loss) from security transactions:
    (excluding short-term securities)
    Proceeds from sales                                                           1,727,166       1,848,065
    Cost of securities sold, net of amortization of bond premiums                 1,530,627       1,774,962
                                                                                -----------     -----------
      Net realized gain (loss)                                                      196,539          73,103
                                                                                -----------     -----------
  Unrealized appreciation of investments:
    Beginning of period                                                           2,247,803         705,641
    End of period                                                                 2,060,393       1,516,077
                                                                                -----------     -----------
    Increase (decrease) in unrealized appreciation                                 (187,410)        810,436
                                                                                -----------     -----------
    Net realized and unrealized gain (loss) on investment                             9,129         883,539
                                                                                -----------     -----------
    Net increase (decrease) in net assets resulting from operations             $   269,869     $ 1,188,289
                                                                                ===========     ===========

Total expenses as a percentage of total investment income                              31.3%          23.88%
                                                                                ===========     ===========

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Six Months Ended June 30, 2004 and 2003

                                                                            2004            2003
                                                                        ------------    ------------
Investment activities:
  Net investment income                                                 $    260,740    $    304,750
  Net realized gain (loss) from security transactions                        196,539          73,103
  Increase (decrease) in unrealized appreciation of investments             (187,410)        810,436
                                                                        ------------    ------------
    Increase (decrease) in net assets from investment activities             269,869       1,188,289
                                                                        ------------    ------------
Dividends and distributions to shareholders:
  Net investment income                                                     (300,442)       (288,424)
  Capital gains                                                                    0               0
                                                                        ------------    ------------
    Decrease in net assets from dividends and distributions to
    shareholders                                                            (300,442)       (288,424)
                                                                        ------------    ------------
Increase (decrease) in net assets                                            (30,573)        899,865
Net assets:

  Beginning of period                                                     19,260,408      17,461,547
                                                                        ------------    ------------
  End of period                                                         $ 19,229,835    $ 18,361,412
                                                                        ============    ============

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2004

                                            Principal
                                             Amount
                                            or Shares      Cost         Value
                                            ---------   ----------   -----------
Alcoa, Inc.                                      4700   $  122,433   $  155,241
American Express                                 3300      118,477      169,554
Apache Corp.                                     5106       88,961      222,366
Apple Computer                                   7300      147,264      237,542
Aqua America                                     7700      165,679      154,385
Bank One Corp                                    3400      128,580      173,400
Boeing Co                                        3800      141,498      194,142
Citigroup, Inc.                                  3299      111,358      153,404
Conagra, Inc.                                    5900      138,894      159,772
Dean Foods Co.                                   4600       87,239      171,626
Du Pont                                          3600      151,257      159,912
Eaton Vance Corp                                 4100      132,931      156,661
Exxon Mobil Corp.                                3800      146,617      168,758
General Electric Co                              4800      127,933      155,520
General Motors Corp                              3400      141,750      158,406
Goodrich Corp                                    7400      117,542      239,242
Harris Corp                                      4300      131,896      218,225
Hewlett-Packard Co                               7465      129,412      157,511
IBM                                              1600      137,872      141,040
Kerr McGee Corp.                                 3100      148,122      166,687
Lear Corp Com                                    2300      145,307      135,677
Legg Mason                                       1700      153,469      154,717
Limited Brands Inc                               7600      154,390      142,120
Montpelier Re Holdings Ltd                       3800      131,924      132,810
Nabors Industries Ltd                            3800      142,094      171,836
Oneok Inc                                        7300      159,103      160,527
Pfizer Inc                                       4600      149,596      157,688
Piper Jaffray                                    3000      148,788      135,690
Polo Ralph Lauren Corp                           4600      122,096      158,470
Proctor & Gamble Co.                             3000      130,480      163,320
Progress Energy, Inc.                            3506      116,961      154,439
Prudential Financial                             4000      123,328      185,880
Rockwell Collins Inc.                            5000       93,022      166,600
St Paul Travelers Inc                            3800      155,610      154,052
Sybron Dental Specialties                        5800      162,786      173,130

                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2004

                                            Principal
                                             Amount
                                            or Shares      Cost         Value
                                            ---------   ----------   -----------
Temple Inland Inc                                2300      139,848       159,275
United Technologies Corp.                        1900      116,032       173,812
Univision Communications Inc                     4600      170,828       146,878
XTO Energy Corp.                                 8916       88,863       265,608
REITS - Archstone Smith Tr.                      2600       66,549        76,258
       Boston Properties                         1900       69,418        95,152
       Equity Office Prop.                       3100       78,370        84,320
       Equity Residential Prop.                  2800       59,096        83,244
       Health Care Property                      3400       59,499        81,736
       Kimco Realty                              2200       52,999       100,100
       Prologis TR                               2500       47,292        82,300
       Rayonier Inc                              2159       85,812        95,968
       Simon Property Group                      1700       36,913        87,414
       Vornado Realty                            1500       48,489        85,665
Brazos Mutual Fund                             16,024      300,000       302,854
                                                        ----------   -----------
      Total Common Stocks                               $6,124,677   $ 7,780,934
                                                        ----------   -----------
Preferred Stock

Alabama Pwr Co                                  6000       150,149       140,220
Federal Natl Mtg Assn                           2900       147,107       132,820
J P Morgan Chase                                6200       147,389       134,044
SLM Corp                                        2700       151,987       143,626
                                                        ----------   -----------
      Total Preferred Stock                                596,632       550,710
Convertible Preferred Stock

Xerox Corp                                      1300       140,425       172,120
                                                        ----------   -----------
      Total Convertible Preferred Stock                 $  140,425   $   172,120
                                                        ----------   -----------
      Total Equities                                    $6,861,734   $ 8,503,764
                                                        ----------   -----------

                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2004

                                            Principal
                                             Amount
                                            or Shares      Cost         Value
                                            ---------   ----------   -----------
Municipal bonds
   Alaska State Housing Finance Corp.
       5.900% due 12/01/04                    300,000      300,705       305,337
   Summerville GA
       4.500% due 01/01/05                     75,000       75,043        75,567
   Chicago, IL-Wastewater Rev.
       5.400% due 01/01/06                    500,000      499,411       524,015
   North Miami Health Fac. Rev. Catholic
       5.300% due 08/15/06                    200,000      199,668       212,818
   Clark County, NV-School District
       5.500% due 06/15/07                    800,000      797,666       837,304
   North Miami Health Fac. Rev. Catholic
       5.400% due 08/15/07                    375,000      374,116       403,560
   Alabama CLG & Univ. Tuskegee
       5.500% due 09/01/07                    500,000      500,000       533,380
   Wisconsin Health & Education-Sinai
       5.500% due 08/15/08                    600,000      597,289       643,566
   Missouri State Health
       5.550% due 02/01/09                    200,000      199,328       211,938
   Kentucky Infrastructure
       5.000% due 08/01/09                    100,000      106,092       108,019
   Goodhue City, MN EDA Lease
       5.600% due 02/01/09                    285,000      285,000       297,700
   Summerville GA Pub
       5.000% due 01/01/11                     75,000       74,488        78,499
   Illinois Health Fac. Auth.
       6.000% due 02/15/11                    500,000      498,867       526,505
   Colorado Ed. & Cultural
       5.250% due 04/01/11                    115,000      114,248       118,665
   Bexar County Tx, Housing
       5.625% due 12/01/11                    210,000      210,000       217,239
   South Dakota H & E
       4.500% due 04/01/11                    175,000      173,359       169,649
   Volusia Cry Health Fac.
       6.000% due 06/01/12                    600,000      606,626       632,538

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2004

                                            Principal
                                             Amount
                                            or Shares      Cost          Value
                                            ---------   ----------    -----------
   Illinois Dev Fin Auth
       5.700% due 07/01/12                    190,000       190,000       188,921
   Montgomery County PA IDA
       5.625% due 11/15/12                    500,000       489,910       521,080
   Latrobe, PA IDA
       5.375% due 5/01/13                     250,000       252,006       268,410
   Fairburn Combined Utilities
       5.375% due 10/01/13                    250,000       247,921       261,605
   Indiana St. Edl. Facs
       5.400% due 10/01/13                    150,000       148,466       152,796
   North Dakota Bldg Auth.
       5.250% due 12/01/13                    330,000       346,995       355,562
   Valdosta & Lowndee Cty Hosp
       5.500% due 10/01/14                     85,000        95,740        93,932
   New Hampshire Higher Ed
       5.375% due 01/01/15                    275,000       298,946       297,946
   Louisiana Housing Fin. Agency
       6.000% due 09/01/15                    670,000       670,000       712,357
   Illinois Health Fac.
       5.120% due 12/01/15                    250,000       247,688       245,755
   Maywood IL G.O.
       5.500% due 01/01/16                    250,000       258,730       258,637
   Colorado Ed. & Cultural
       5.750% due 6/01/16                     100,000        98,806        99,318
   Minnesota St Ag Sol
       5.000% due 9/15/18                     180,000       180,000       178,857
   Marshall MN Med Ctr
       5.450% due 11/01/18                    250,000       250,000       251,482
   Florida Housing Fin. Corp.
       6.000% due 10/01/19                    430,000       430,000       438,540
   Colorado Educ & Cultural
       6.875% due 12/15/20                    250,000       247,507       261,487
                                                        -----------   -----------
    Total municipal bonds                               $10,064,621   $10,482,984
                                                        -----------   -----------
    Total                                               $16,926,355   $18,986,748
                                                        ===========   ===========

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
          REPORT TO SHAREHOLDERS FOR THE SIX MONTHS ENDED JUNE 30, 2004

                          WHEATLEY, FOWLER & LEE, P.C.
                          Certified Public Accountants

Jerry D. Wheatley, CPA   214 North Ridgeway   Phone (817) 641-7881
Matthew F. Fowler, CPA      P.O. Box 134      Metro (817) 774-9275
W. Richard Lee, CPA      Cleburne, TX 76033      Fax (817)641-7884

The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033

The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30,2004, and the related statements of operations and changes in net assets for the six months ended June 30, 2004 and June 30, 2003, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.

We are not independent with respect to Samarnan Investment Corporation.

/s/ Wheatley, Fowler & Lee, P.C.

Wheatley, Fowler & Lee, P.C.
July 16, 2004

                        SAMARNAN INVESTMENT CORPORATION
          P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651/ TEL: 817.645-2108
    FAX: 817.641-7884 / EMAIL: samarnan@aol.com / INTERNET: www.samarnan.com
                                                            (Under Construction)

BOARD OF DIRECTORS                                LEGAL COUNSEL
    Nancy Walls Devaney                               Richard S. Whitesell, Jr.
    Joe Monteleone                                    4211 Arcady Avenue
    Martha Walls Murdoch                              Dallas, Texas 75205
    Steve Sikes
    Roland Walden                                 INDEPENDENT AUDITORS
    Sam Walls                                         CF & Co., L.L.P.
    Tommy Yater                                       14175 Proton Road
                                                      Dallas, Texas 75244

OFFICERS
    Sam Walls, President                          INVESTMENT ADVISORS
    Nancy Devaney, Vice President                     Voyageur Asset Management Inc.
    Jerry Wheatley, Secretary/Treasurer               Suite 2300
                                                      100 South FifthStreet,
                                                      Minneapolis, Minnesota 55402

CUSTODIAN
    Westwood Trust
    200 Crescent Court, Suite 1200                    Westwood Management Corp.
    Dallas, Texas 75201                               200 Crescent Court, Suite 1200
                                                      Dallas, Texas 75201

CHANGE OF ADDRESS                                 REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held in your          Securities Transfer Corporation
name) with questions regarding your account           2591 Dallas Parkway, Suite 102
such as change of name or address or lost             Frisco, Texas 75034
certificates should contact the stock registrar       Telephone: 469.633-0101
as shown at the right.                                Fax: 469.633-0088
                                                      http://www.stctransfer.com

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.

Copies of the Company's Annual Report of Shareholders and the Mid-Year Report to Shareholders are available upon written requests to the Secretary at the Company's mailing address shown above.

SAMARNAN

INVESTMENT CORPORATION
P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

MID-YEAR REPORT
JUNE 30, 2004